CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Alpha Arizona Corp. of our report dated April 2, 2007, relating to our audit of the financial statements of Alpha Security Group Corporation, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Proxy Statement/Prospectus.

/S/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 23, 2009